Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$7,184,360
Unrealized Gain (Loss) on Market Value of Futures	9,115,570
Dividend Income	2,750
Interest Income	140
ETF Transaction Fees	3,000
Total Income (Loss)	$16,305,820

Expenses
Investment Advisory Fee	$138,785
Tax Reporting Fees	25,890
Audit Fees	6,960
NYMEX License Fee	5,660
Brokerage Commissions	2,324
Non-interested Directors' Fees and Expenses	1,633
Tax Fees	950
Prepaid Insurance Expense	900
SEC & FINRA Registration Expense	780
Total Expenses	$183,882
Net Gain (Loss)	$16,121,938

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$286,152,905
Withdrawals (400,000 Units)	(19,684,945)
Net Gain (Loss)	16,121,938

Net Asset Value End of Period	$282,589,898
Net Asset Value Per Unit (5,500,000 Units)	$51.38

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502